    As filed with the Securities and Exchange Commission on November 29, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               SPEEDFAM-IPEC, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               ILLINOIS                                 36-2421613
   (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                IDENTIFICATION NUMBER)

                              305 NORTH 54TH STREET
                             CHANDLER, ARIZONA 85226

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                   1995 STOCK PLAN FOR EMPLOYEES AND DIRECTORS
                             OF SPEEDFAM-IPEC, INC.
                            (FULL TITLE OF THE PLANS)


                                J. MICHAEL DODSON
                      SECRETARY AND CHIEF FINANCIAL OFFICER
                               SPEEDFAM-IPEC, INC.
                              305 NORTH 54TH STREET
                             CHANDLER, ARIZONA 85226
                                 (480) 705-2100


            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                                   COPIES TO:

                                   NEIL WOLFF
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300



                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                                      PROPOSED             PROPOSED
                                                      MAXIMUM              MAXIMUM
          TITLE OF EACH CLASS          AMOUNT         OFFERING            AGGREGATE         AMOUNT OF
            OF SECURITIES TO           TO BE           PRICE               OFFERING       REGISTRATION
              BE REGISTERED          REGISTERED     PER SHARE(1)            PRICE             FEE
------------------------------------------------------------------------------------------------------
1995 Stock Plan for Employees and
Directors:

Common Stock, no par value           2,000,000        $6.875           $13,750,000.00       $3,630.00
------------------------------------------------------------------------------------------------------

                                                                       TOTAL:               $3,630.00
------------------------------------------------------------------------------------------------------

================================================================================

(1) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee based on the price of $6.875 per share, which was the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on November 27, 2000.

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

         Unless noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-75967), Form S-8 Registration Statement (File No. 333-75931) and Form S-8 Registration Statement (File No. 333-75969) are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission by SpeedFam-IPEC, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Quarterly Report on Form 10-Q dated October 17, 2000 (File No. 000-26784).

         (b) The Company's Current Report on Form 10-K dated August 10, 2000 (File No. 0-26784).

         (c) The description of the Company's Common Stock which is contained in the Company's Amendment No. 1 to Joint Proxy/Registration Statement on Form S-4 (Registration No. 333-71897) filed with the Commission on March 9, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registered all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

         The Company undertakes to provide without charge to each person to whom a copy of the Prospectus relating to this Registration Statement has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporation in such Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to SpeedFam-IPEC, Inc., 305 North 54th Street, Chandler, Arizona 85226, Attention: Investor Relations (telephone:
602-705-2100).

Item 6. Indemnification of Directors and Officers.

         Section 8.75 of the Illinois Business Corporation Act of 1983, as amended (the "BCA"), sets forth the conditions and limitations governing the indemnification of officers, directors, and other persons.

         Reference is made to Article X of SpeedFam-IPEC's Bylaws which provides for indemnification of directors, officers, employees or agents of SpeedFam-IPEC's to the full extent permitted by the above-mentioned section of the Act.

         Section 8.75(g) of the BCA and Article X, Section(g) of the Bylaws also authorize SpeedFam-IPEC to purchase and maintain insurance on behalf of any director, officer, employee or agent of SpeedFam-IPEC against any liability asserted against or incurred by them in such capacity arising out of their status as such whether or not SpeedFam-IPEC would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the Act of Bylaws. SpeedFam-IPEC currently maintains a directors and officers liability policy in the amount of $5 million.

Item 8.  Exhibits.

4.1 Third Amendment to the 1995 Stock Plan for Employees and Directors of SpeedFam-IPEC, Inc.

5.1      Opinion of counsel as to legality of Securities being registered.

23.1     Consent of KPMG LLP.

23.2     Consent of counsel (contained in Exhibit 5.1).

24.1     Power of Attorney (see page II-4).
________________________________________________________________________________

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

________________________________________________________________________________

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona on November 29, 2000.

                                        SPEEDFAM-IPEC, INC.


                                    By: /s/ J. Michael Dodson
                                       ----------------------------------------
                                        J. Michael Dodson
                                        Secretary and Chief Financial Officer
                                        (Principal Financial Officer)
                                        November 29, 2000


                                    By: /s/ G. Michael Latta
                                       ----------------------------------------
                                        G. Michael Latta
                                        Corporate Controller
                                        (Principal Accounting Officer)
                                        November 29, 2000


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard J. Faubert, J. Michael Dodson and
G. Michael Latta, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           SIGNATURE                                 TITLE                              DATE
-----------------------------------    -------------------------------------       -----------------


     /s/ Richard J. Faubert             Chief Executive Officer and Director       November 29, 2000
-----------------------------------     (principal executive officer)
     Richard J. Faubert



     /s/ J. Michael Dodson              Chief Financial Officer and Secretary      November 29, 2000
-----------------------------------     (principal financial officer)
     J. Michael Dodson



     /s/ James N. Farley                Co-chairman of the Board                   November 29, 2000
-----------------------------------
     James N. Farley



     /s/ Sanjeev R. Chitre              Co-chairman of the Board                   November 29, 2000
-----------------------------------
     Sanjeev R. Chitre


     /s/ Makoto Kouzuma                 Director                                   November 29, 2000
-----------------------------------
     Makoto Kouzuma



     /s/ Neil R. Bonke                  Director                                   November 29, 2000
-----------------------------------
     Neil R. Bonke



        /s/ Richard S. Hill             Director                                   November 29, 2000
-----------------------------------
     Richard S. Hill



     /s/ Kenneth Levy                   Director                                   November 29, 2000
-----------------------------------
     Kenneth Levy



     /s/ Roger D. McDaniel              Director                                   November 29, 2000
-----------------------------------
     Roger D. McDaniel



     /s/ Carl Neun                      Director                                   November 29, 2000
-----------------------------------
     Carl Neun

                                INDEX TO EXHIBITS

     EXHIBIT NUMBER                       EXHIBIT DOCUMENT
     --------------                       ----------------
         4.1               Third Amendment to the 1995 Stock Plan for Employees
                           and Directors of SpeedFam-IPEC, Inc.

         5.1 Opinion of counsel as to legality of Securities being registered.

         23.1              Consent of KPMG LLP.

         23.2              Consent of counsel (contained in Exhibit 5.1).

         24.1              Power of Attorney (see page II-4).